EXHIBIT 4.2

VOID AFTER 5 P.M. Mountain TIME ON ______________,

SERIES A WARRANTS TO PURCHASE COMMON STOCK

No. _-___________	___________ Series A Warrants

CUSIP ____________

ROCKDALE RESOURCES CORPORATION.

THIS CERTIFIES THAT

or registered assigns, is the registered holder of the number of Series A Warrants (“Warrants”) set forth above. Each Series A Warrant entitles the holder thereof to purchase from Rockdale Resources Corporation, a corporation incorporated under the laws of the State of Colorado (the “Company”), subject to the terms and conditions set forth hereinafter and in the Warrant Agreement between the Company and Corporate Stock Transfer dated ___________, 2012 (the “Warrant Agreement”), at any time on or after _______________, 20__ and before the close of business on _______________, 20__ (“Expiration Date”), one fully paid and non-assessable share of Common Stockof the Company (“Common Stock”) upon presentation and surrender of this Warrant Certificate, with the instructions for the registration and delivery of Common Stock filled in, at the stock transfer office located in Denver, Colorado of Corporate Stock Transfer, Inc., Warrant Agent of the Company (“Warrant Agent”) or of its successor warrant agent or, if there be no successor warrant agent, at the corporate offices of the Company, and upon payment of the Exercise Price of $2.00 (as may be adjusted the Warrant Agreement) and any applicable taxes paid either in cash, or by certified or official bank check, payable in lawful money of the United States of America to the order of the Company. Each Warrant initially entitles the holder to purchase one share of Common Stock. The number and kind of securities or other property for which the Warrants are exercisable are subject to adjustment in certain events, such as mergers, stock splits, and stock dividends, to prevent dilution. The Company may, in its sole discretion, (i) extend the Expiration Date by providing not less than 10 days' prior notice, or (ii) lower the Exercise Price at any time prior to the Expiration Date. All Warrants will expire on the Expiration Date.

At the Company’s option, and upon twenty days prior written notice, the Company may accelerate the expiration date of the Warrants if:

•	the Company’s common stock has closed at a price which is at least twice the then applicable Exercise Price for at least twenty consecutive trading days;

•	the average trading volume in the Company’s common stock has been at least 30,000 shares during the twenty consecutive trading days; and

•	the Company has a current and effective registration statement available covering the shares of common stock issuable upon the exercise of the Warrants.

This Warrant Certificate is subject to all of the terms, provisions and conditions of the Warrant Agreement, to all of which terms, provisions and conditions the registered holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is incorporated herein by reference and made a part hereof and reference is made to the Warrant Agreement for a full description of the rights, limitations of rights, obligations, duties and immunities of the Warrant Agent, the Company and the holders of the Warrant Certificates. Copies of the Warrant Agreement are available for inspection at the stock transfer office of the Warrant Agent or may be obtained upon written request addressed to the Company at Rockdale Resources Corporation, 11044 Research Blvd., Suite A-200, Austin, Texas  78759, Attention: Chief Executive Officer.

In certain cases, the sale of securities by the Company upon exercise of Warrants may violate the securities laws of the United States, certain states thereof or other jurisdictions. The Company has agreed to use all commercially reasonable efforts to cause a registration statement to continue to be effective during the term of the Warrants with respect to such sales under the Securities Act of 1933, and to take such action under the laws of various states as may be required to cause the sale of securities upon exercise to be lawful. However, the Company will not be required to honor the exercise of Warrants if, in the opinion of the Board of Directors, upon advice of counsel, the sale of securities upon such exercise would be unlawful.

No holder of this Warrant Certificate, as such, shall be entitled to vote, receive dividends or be deemed the holder of Common Stock or any other securities of the Company which may at any time be issuable on the exercise hereof for any purpose whatsoever, nor shall anything contained in the Warrant Agreement or herein be construed to confer upon the holder of this Warrant Certificate, as such, any of the rights of a stockholder of the Company.

This Warrant Certificate shall not be valid or obligatory for any purpose until it shall have been countersigned by the Warrant Agent.

WITNESS the facsimile signatures of the proper officers of the Company and its corporate seal.

Dated:

ROCKDALE RESOURCES CORPORATION

CORPORATE

------------------------ Michael Smith ------------------------	SEAL

COLORADO

PRESIDENT

Countersigned:

CORPORATE STOCK TRANSFER, INC.

By: ______________________________________
Authorized Officer

The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations.

TEN COM	-- as tenants in common
TEN ENT	-- as tenants by the entireties
JT TEN	-- as joint tenants with rights of survivorship and not as tenants in common
COM PROP	-- as community property

UNIF GIFT MIN ACT	--		Custodian
		(Cust)		(minor)
under Uniform Gifts to Minors Act

(State)

UNIF TRF MIN ACT	--		Custodian
		(Cust)		(minor)
under Uniform Transfers to Minors Act

(State)

SERIES A WARRANT

FORM OF EXERCISE

To: Rockdale Resources Corporation

The undersigned, pursuant to the provisions set forth in the within Warrant Certificate, hereby irrevocably elects to exercise the right of purchase represented thereby, and hereby agrees to subscribe for and to purchase shares of the Common Stock of Rockdale Resources Corporation (“Common Shares”), as provided for therein, and tenders herewith payment of the purchase price in full in cash or by wire transfer, check, draft, money order or certified or bank cashier’s check in the amount of $___________.

Please issue a certificate or certificates for such Common Shares in the name of the undersigned. If the number of Common Shares purchased hereby shall not be all the Common Shares purchasable under the within Warrant Certificate, a new Warrant Certificate is to be issued in the name of the undersigned for the balance remaining of the Common Shares purchasable thereunder.

Name:
(Please Print Name and Address)

Address:

Signature(s):

Note: This above signature(s) must correspond with the name on the face of this Warrant Certificate or with the name of the assignee appearing in the assignment form below.

Date:

FORM OF ASSIGNMENT
(TO BE SIGNED ONLY UPON ASSIGNMENT)

FOR VALUE RECEIVED, the undersigned Registered Holder (_________________________)

(Please insert social security or other identification number of Registered Holder)

hereby sells, assigns and transfers unto

                                                                                               ___________________________________________

 (Please Print Name and Address including Zip Code)         (Please insert social security or other identification
                                                                                                   number of transferee)

Unit Warrants evidenced by the within Warrant Certificate, and irrevocably constitutes and appoints _________________________________________________ attorney to transfer this Warrant Certificate on the books of Rockdale Resources Corporation with the full power of substitution in the premises.

Dated:

Signature(s):

(Signature(s) must conform in all respects to the name of Registered Holder as specified on the face of this Warrant Certificate in every particular, without alteration or any change whatsoever, and the signature(s) must be guaranteed in the usual manner.)

Signature(s) Guaranteed:

The signature(s) should be guaranteed by an eligible institution (banks, stockbrokers, savings and loan association and credit unions with membership in an approved signature medallion program), pursuant to S.E.C. Rule 17Ad-15.

Rockdale Warrant Cert. 7-24-12